UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT 1934

Date of Report (Date of earliest event reported): December 31, 2013

HEALTHCARE CORPORATION OF AMERICA

(Exact name of registrant as specified in charter)

Delaware	000-54527	27-4563770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Ford Road Suite 230 Denville, NJ	07834
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:	(973) 983-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Debt Modification

As previously announced, on October 15, 2013, Healthcare Corporation of America (the “Company”) received a notice of events of default (the “Notice”) from Partners For Growth III, L.P. (the “Lender”) pursuant to that certain Loan and Security Agreement dated as of July 17, 2013 (the “Loan Agreement”) by and among the Company, Healthcare Corporation of America, a New Jersey corporation and wholly owned subsidiary of the Company (“HCA”), Prescription Corporation of America, a New Jersey corporation and wholly owned subsidiary of HCA (“PCA”), and PCA Benefits, Inc., a New Jersey corporation and wholly owned subsidiary of HCA (“PCAB”; and collectively with the Company, HCA and PCA, the “Borrowers”).

On December 31, 2013, the Company entered into a Forbearance, Waiver and Modification No. 1 to Loan Agreement with the Lender (the “Modification”). Pursuant to the terms of the Modification:

•	The Lender is lending an additional $500,000 to the Company.

•	The conversion price of the promissory notes issued under the Loan Agreement and Modification was reduced to $2.50 per share from $7.50 per share.

•	The Company’s mandatory conversion right was eliminated.

•	The Lender’s right to amortize the loan over a certain period of time if certain conditions were not met was eliminated.

•	The Company’s ability to reduce the interest rate if certain conditions were met was eliminated.

•	Certain financial covenants were revised.

•	The Company is obligated to pay PFG cash fees in the amount of (i) $50,000, due at the earlier of financing of at least $5,000,000 and June 30, 2014 and (ii) $100,000, due on June 30, 2014.

•	The number shares issuable upon exercise of warrants issued to the Lender was increased from 220,000 to 555,000 and the exercise price of the warrants was reduced to $3.00 per share from $8.00 per share.

•	The Company will issue 425,000 shares of its common stock to the Lender.

•	The Lender has the option, until June 30, 2019, to require the Company to purchase from it, at the Lender’s option, up to 25,000 shares (of the 425,000) of common stock for a purchase price of $250,000.

•	The Company must engage in a bridge financing of no less than $2,000,000 by December 31, 2013.

•	The Lender will forbear from exercising any rights or remedies under the Loan Agreement until the earlier of (i) the occurrence of an event of default, (ii) the breach of any of the Company’s obligations under the Modification, and (iii) January 3, 2014.

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The Company also agreed to pay the Lender expenses in connection with the modification.

The foregoing is a summary of the material terms of the Modification, a copy of which is attached hereto as Exhibit 4.1.

Private Placement

Securities Purchase Agreement

On December 31, 2013, the Company entered into a securities purchase agreement (the “SPA”) with certain purchasers (each a “Purchaser” and collectively, the “Purchasers”) named therein and Chardan Capital Markets, LLC (“Agent”) as administrative and collateral agent. Pursuant to the SPA, the Company issued $2,112,500 of Junior Secured Convertible Term Notes (the “Notes”), which Notes are convertible into shares of the Company’s common stock at an initial fixed conversion price equal to $1.50 per share. The Purchasers of Notes also received warrants (the “Warrants”) to purchase one share for every $1.50 of Notes purchased by such Purchaser. The Company completed the initial closing of a private placement of Notes and Warrants under the SPA on December 31, 2013, and may continue to make subsequent placements under the SPA until it has placed an aggregate of $6,000,000 in Notes under the SPA or the date that is 30 days after the date of such initial closing (the private placements under the SPA are collectively referred to as the “Private Placement”). The Company agreed to certain covenants pursuant to the SPA, including covenants relating to: (i) providing the Agent certain quarterly and annual financial statements; (ii) the use of the proceeds from the Private Placement for general working capital purposes; (iii) the payment of taxes; (iv) the maintenance of insurance by the Company; (v) the making of Form D and blue sky filings by the Company; (vi) maintaining the Company’s SEC reporting status; (vii) maintaining the listing or quotation of the Company’s securities; (viii) the payment of certain fees, including the Agent’s fees; (ix) permitting the pledging of the Notes or Warrants; (x) disclosure of transactions and other material information by the Company; (xi) the reservation of shares for conversion of the Notes and exercise of the Warrants; (xii) the conduct of the Company’s business; (xiii) prohibition on “variable rate transactions”; (xiv) the Company’s status as a passive foreign investment Company; (xv) prohibition of certain “fundamental transactions”; (xvi) the issuance of equity other than for cash; (xvii) obtaining certain required approvals; (xviii) prohibition of certain transactions with affiliates and other related parties; (xix) maintenance of legal existence and properties of the Company and its subsidiaries; (xx) further assurances; (xxi) maintenance of certain minimum cash and accounts receivable balances; (xxii) registration rights applicable to the Notes, Warrants and underlying securities; and (xxiii) the payment of certain legal expenses of the Agent. The Purchasers have agreed to certain covenants relating to confidentiality and trading on material, non-public information. The Company and the Purchasers have agreed to customary indemnification provisions. In addition, the Company has agreed to facilitate the transfer of Notes, Warrants and underlying securities, and to certain penalties in the event it fails to effect such transfers in a timely fashion.

In connection with the Private Placement the Company agreed to pay the Agent a fee representing 9% of the principal amount of the Notes plus the $500,000 additional loan from the Lender, less $250,000, or $2,362,500. The fee was paid in the form of additional Notes (with a pro rata number of warrants) in the amount of $212,625 (for total principal amount of Notes equal to $2,325,125).

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The foregoing is a summary of the material terms of the SPA, a copy of which is attached hereto as Exhibit 4.2.

Convertible Notes

The Notes are senior subordinated indebtedness of the Company secured against the assets of the Company. The Notes have a two year term expiring on December 31, 2015, and accrue interest at a rate 10% per year. Interest is payable in cash, however, the Company can elect to pay interest in kind by capitalizing such interest as additional principal amount on the Notes and issuing additional pro rata warrants. The Company may redeem the Notes in whole, and not in part, upon 30 days’ notice, and within 15 days of such notice (and not thereafter) holders thereof shall be entitled to elect to convert the Notes into common stock at an initial conversion rate of $1.50 per share (the “Conversion Price”), in whole, and not in part. At any time and from time to time holders may convert the Notes into common stock at the Conversion Price. In the event the Company fails to timely issue shares upon conversion of the Notes, it shall pay a penalty for each trading day such failure continues equal to 1% of the value of the shares it has failed to deliver based on the closing price of the common stock on the last day the Company could have timely delivered the shares. In addition, in the event the holder covers a net short position resulting from the Company’s failure to timely convert the Notes, then the Company shall be required to compensate the holder in the form of cash or additional shares (calculated based on the lowest closing sale price of the common stock between the conversion date and such issuance). The Conversion Price shall be adjusted in the event of a reclassification of the Company’s common stock, stock splits, combinations and dividends, and upon issuances of shares (or convertible securities) with a price or conversion price less than the Conversion Price. Upon a fundamental transaction, the successor entity shall assume the obligations under the notes, and holders shall be entitled to not less than 10 days’ notice of such transaction and to have their notes redeemed.

The following events are “Events of Default” under the Notes: (i) failure to file a registration statement in accordance with the Registration Rights Agreement; (ii) lapse of a registration when one is required under the Registration Rights Agreement, subject to certain cure periods; (iii) suspension of trading of the Company’s common stock, subject to certain cure periods; (iv) an uncured conversion or delivery failure upon conversion of the Notes; (v) failure to pay the principal of the notes when due; (vi) uncured failure to remove restrictive legends when required; (vii) a default in excess of $100,000 under certain indebtedness of the Company; (viii) the Company’s bankruptcy or insolvency; (ix) a final judgment in excess of $1,000,000 against the Company; (x) a challenge to the validity of the SPA or any related agreement; (xi) an uncured material breach by the Company under the SPA; (xii) any uninsured material impairment of the Company’s business lasting in excess of 15 days; (xiii) a change of control of the Company; and (xiv) a default under another Note. In the event of a default, the Company shall pay additional interest at a rate of 2% per year.

The notes provide for certain restrictive covenants of the Company, including prohibitions on: (i) incurring certain indebtedness; (ii) creation of certain liens; (iii) making of certain payments; (iv) redemption or cash dividends on Company capital stock; (v)restrictions on certain asset transfers; (vi) acceleration of certain indebtedness in excess of $100,000; (vii) acquisition or creation of certain subsidiaries ; (viii) certain changes in the business of the Company; (ix) certain issuances of capital stock other than for stock. In addition, the Company has agreed to cause each of its subsidiaries to guarantee the Notes.

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The foregoing is a summary of the material terms of the Notes, a form of which is attached hereto as Exhibit 4.3.

Warrants

In connection with the issuance of the Notes under the SPA, the Company issued warrants to purchase an aggregate of 1,550,083 shares of common stock (including warrants to purchase 141,750 shares issued to the Agent for its fees), at an exercise price of $3.00 per share (the “Exercise Price”), at any time on or prior to December 31, 2018 (the “Warrants”). The Warrants may also be exercised on a cashless basis. In the event the Company fails to timely issue shares upon exercise of the Warrants, it shall pay a penalty for each trading day such failure continues equal to 1% of the value of the shares it has failed to deliver based on the closing price of the common stock on the last day the Company could have timely delivered the shares. In addition, in the event the holder covers a net short position resulting from the Company’s failure to timely issue shares upon exercise of the Warrants, then the Company shall be required to compensate the holder in the form of cash or additional shares (calculated based on the lowest closing sale price of the common stock between the exercise date and such issuance). The Exercise Price shall be adjusted in the event of a reclassification of the Company’s common stock, stock splits, combinations and dividends, and upon issuances of warrants with an exercise price less than the Exercise Price prior to December 31, 2015. Upon a fundamental transaction, warrant holders shall be entitled the same consideration payable to holders of common stock upon exercise of the Warrant, and the Company shall guarantee that the warrant holders will be entitled to not less than $0.50 per warrant upon consummation of such fundamental transaction.

The foregoing is a summary of the material terms of the Warrants, a form of which is attached hereto as Exhibit 4.4.

Master Security Agreement and Subsidiary Guarantee

The Company and its subsidiaries entered into a Master Security Agreement with the Agent pursuant to which the Company and its subsidiaries agreed to secure the payment of all obligations under the Notes by granting and pledging to the Agent a continuing security interest in all of the Company’s and its subsidiaries’ property now owned or at any time hereafter acquired by them.

In addition the Company’s subsidiaries executed a Guarantee of the Company’s obligations under the Notes.

The foregoing is a summary of the material terms of the Master Security Agreement and Subsidiary Guarantee, copies of which are attached hereto as Exhibits 4.5 and 4.6, respectively.

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Registration Rights Agreement

Pursuant to a registration rights agreement (the “Registration Rights Agreement”) entered into in connection with the Private Placement, the Company is required to file a registration statement covering all securities issued or issuable pursuant to the SPA (the “SPA Securities”) no later than ten business days following the filing with the Commission of the Company’s annual or quarterly report for the period ending December 31, 2013 (or, if the Company does not file a report for such period, the report for the period ending closest to December 31, 2013), but in no event later than April 14, 2014. The holders of SPA Securities are entitled to liquidated damages in the amount of 1% of the face value of the Notes for each 30 day period the company fails to comply with its obligations under the Registration Rights Agreement. In the event the Company fails to timely make such liquidated damages payment, the such amounts shall accrue interest at a rate of 1.5% for every 30 day period such failure continues.

The foregoing is a summary of the material terms of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.7.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A description of the terms of the Modification and related obligations entered into on December 31, 2013 by and among the Company, HCCA, PCA, PCB and Lender, is summarized in Item 1.01 to this report, which is incorporated by reference into this Item.

Item 3.02 Unregistered Sales of Equity Securities

Debt Modification

Pursuant to the Modification and the transactions described in Item 1.01 of this report, which description is incorporated by reference into this Item, the Company issued to Lender or its designees: (i) a convertible note with a principal amount of $500,000; (ii) warrants to purchase 335,555 shares of common stock; and (iii) 425,000 shares of common stock. In addition, the Company modified the terms of certain existing promissory notes and conditional warrants to reduce the conversion price or exercise price of such securities, as applicable, as specified in Item 1.01. Each of the securities were issued in connection with transactions not involving a public offering.

Private Placement

Pursuant to the Private Placement and the transactions described in Item 1.01 of this report, which description is incorporated by reference into this Item, the Company issued to the Purchasers and the Agent: (i) Notes with a principal amount of $2,325,125; and (ii) warrants to purchase 1,550,083 shares of common stock. Each of the securities were issued in connection with transactions not involving a public offering.

Claim Settlement

One December 30, 2013, the Company agreed to settle a claim by Stourbridge Investments LLC by issuing Stourbridge Investments LLC an aggregate of 10,000 shares of common stock in exchange for a full release by Stourbridge Investments LLC.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gary Sekulski

On December 31, 2013, Gary Sekulski resigned as Chief Executive Officer of the Company effective upon the appointment of his successor, Natasha Giordano. In addition, he resigned as Chairman of the Company’s board, however, he will continue to serve as a director of the Company.

Natasha Giordano

On December 31, 2013, the Company appointed Natasha Giordano to serve as Chief Financial Officer, President and director of the Company, effective January 1, 2014.

Ms. Giordano brings over 20 years of experience in various leadership positions in the healthcare industry.  Ms. Giordano served as the Chief Executive Officer, President and Director of Xanodyne Pharmaceuticals, Inc. a branded specialty pharmaceutical company with development and commercial capabilities focused on pain management, from May 2010 to August 2012 and Chief Operating Officer since 2009. Prior to that, she served as President, Americas for Cegedim Dendrite (formerly Dendrite International Inc.) from 2007 to 2008 and as Senior Vice President of the Global Customer Business Unit of Cegedim Dendrite from 2004 to 2007. She had been with Cegedim Dendrite since 2000 and served as Group President for Global Business Unit for major customers, and Vice President of Global Sales. Earlier in her career, she worked nine years with Parke-Davis then owned by Warner Lambert in several sales and marketing positions including Strategic Alliance management and Sales Integration. Ms. Giordano holds a Bachelors of Science degree in nursing from Wagner College in New York.

In connection with Ms. Giordano’s appointment, the Company entered into an employment agreement dated December 3, 2013. On December 31, 2013 the Company and Ms. Giordano amended the employment agreement. The agreement, as amended, provides for an employment term of three years, during which Ms. Giordano will receive an initial annual base salary of $420,000. Ms. Giordano will also be eligible for an annual bonus equal to up to 50% of her base salary based on the achievement of annual targets established by the Board. Upon effectiveness of her appointment, Ms. Giordano shall be granted a ten-year option to acquire shares of common stock of the Company equal to 4.7% of the fully diluted equity of the Company. The option will be exercisable for the greater of the conversion price of the notes issued in the Private Placement or the fair market value of the Company’s Common Stock on the date of issuance.

Pursuant to the employment agreement, in the event that Ms. Giordano is terminated without cause or Ms. Giordano terminates employment for good reason prior to the end of the employment term, she will be entitled to: (i) all accrued obligations, including salary, expense reimbursement, etc.; (ii) a pro-rated bonus for the year of termination; (iii) one year’s salary; (iv) her targeted annual bonus for the twelve months following termination; (v) the automatic vesting of the option issued at the time of appointment; and (vi) health insurance benefits for the twelve months following termination. In the event of Ms. Giordano’s death during the employment term, her spouse or estate will be entitled to: (i) all accrued obligations, including salary, expense reimbursement, etc.; (ii) one year’s base salary; (iii) a pro-rated bonus for the year of death; and (iv) the automatic vesting of the option issued at the time of appointment.

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The foregoing is a summary of the material terms of Ms. Giordano’s employment agreement and amendment thereto, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 7, 2013, the Company determined to change its fiscal year end from June 30 to December 31. As a result of the change in fiscal year, the Company’s next fiscal year end will be December 31, 2013. Accordingly, the Company will file a transition report on Form 10-K for the six months ended December 31, 2013.

Item 9.01 Exhibits

Exhibit	Description

4.1	Forbearance, Waiver and Modification No. 1 to Loan Agreement, dated December 31, 2013

4.2	Securities Purchase Agreement dated December 31, 2013

4.3	Form of Junior Secured Convertible Term Notes

4.4	Form of Warrant

4.5	Master Security Agreement

4.6	Subsidiary Guarantee

4.7	Registration Rights Agreement

10.1	Employment Agreement by and between the Company and Natasha Giordano

10.2	Amendment No. 1 to the Employment Agreement between the Company and Natasha Giordano

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2014

HEALTHCARE CORPORATION OF AMERICA

By:	/s/ Yoram Bibring
Name:	Yoram Bibring
Title:	Chief Financial Officer

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